As filed with the Securities and Exchange Commission on April 1, 2008
Registration No. 333-149895

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Amendment No. 1
to
FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
NAM TAI ELECTRONICS, INC.
(Exact Name of Registrant as Specified in Its Charter)

British Virgin Islands	None
(State or Other Jurisdiction of Incorporation or Organization)	(I. R. S. Employer Identification Number)
Unit C, 17 Floor Edificio Comercial Rodrigues
599 da Avenida da, Praia Grande,
Macao, SAR, PRC
Telephone: (853) 2835 6333
Facsimile: (853) 2835 6262
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
Peter R. Kellogg
48 Wall Street-30th Floor
New York NY 10005
(212) 389-5840
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
Copies to:
Mark A. Klein, Esq.
Kirkpatrick & Lockhart Preston Gates Ellis LLP
10100 Santa Monica Boulevard, 7th Floor
Los Angeles, CA 90067Telephone: (310) 552-5000
Facsimile: (310) 552-5001
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐___
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐___
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
Title of Each Class of	Amount to be	Offering Price	Aggregate	Amount of
Securities to Be Registered	Registered	Per Unit(1)	Offering Price(1)	Registration Fee
Common Shares, $0.01 par value per share	477,319 shares	$9.855	$4,703,979	$185.00

(1)	Estimated pursuant to Rule 457(c) solely for the purpose of calculating the registration fee based upon the average of the high and low sales prices of the Registrant’s common stock on March 19, 2008 as reported on the New York Stock Exchange.
     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note
The purpose of this Amendment is to change the address of the Agent for Service as set forth on the cover of this Registration Statement.

Item 9. Exhibits.
     The following exhibits are filed as part of this Registration Statement:

Exhibit
Number	Description
5.1	Opinion of McW. Todman & Co.*

23.1	Consent of Deloitte Touche Tohmatsu*

23.2	Consent of McW. Todman & Co. (contained in Exhibit 5.1)*

24.1	Power of Attorney*

99.1	Letter of Authority from Glenn Harrigan to Nam Tai Electronics, Inc.*

99.2	Order dated January 14, 2008 of the High Court of Justice of the Eastern Caribbean Supreme Court sanctioning the Letter of Authority dated as of January 4, 2008 from Glenn Harrigan to Nam Tai Electronics*

*	Previously filed.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form F-3 and has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong on the 1st day of April, 2008.

NAM TAI ELECTRONICS, INC.
By:	/s/ John Q. Farina
John Q. Farina
President and Chief Financial Officer (Principal Financial and Accounting Officer)

     Pursuant to the requirements of the Securities Act of 1933, this Amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position with the Company	Date

/s/ M. K. Koo† M. K. Koo	Chairman of the Board of Directors	April 1, 2008
/s/ Maaaki Yaskawa† Masaaki Yasukawa	Chief Executive Officer (Principal Executive Officer)	April 1, 2008
/s/ John Q. Farina John Q. Farina	President and Chief Financial Officer (Principal Financial and Accounting Officer)	April 1, 2008
/s/ Peter R. Kellogg† Peter R. Kellogg	Director and United States Representative	April 1, 2008
Wing Yan (William) Lo	Director
Charles Chu	Director
/s/ Mark Waslen† Mark Waslen	Director	April 1, 2008

†By:	/s/ John Q. Farina

	John Q. Farina	Attorney-In-Fact	April 1, 2008